UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 10, 2010
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     The press release dated March 10, 2010 concerning financial results of Carrizo Oil & Gas, Inc. (the “Company”) for the quarter and year ended December 31, 2009, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.
     The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We discuss EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended December 31, 2008 and 2009 and for the years ended December 31, 2008 and 2009. We believe that EBITDA, as defined, may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital. EBITDA, as defined, is a financial measure commonly used in the oil and natural gas industry and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles or as a measure of a company’s profitability or liquidity. Because EBITDA, as defined, excludes some, but not all, items that affect net income, the EBITDA presented in the press release may not be comparable to similarly titled measures of other companies.
     We discuss adjusted net income excluding the non-cash after-tax items comprised of the impairment of oil and natural gas properties, mark-to-market unrealized gain on derivatives, stock-based compensation expense, non-cash interest expense and bad debt expense on a total and a per share basis for the quarter ended December 31, 2009. We also discuss adjusted net income excluding the non-cash after-tax items comprised of the impairment of oil and natural gas properties, mark-to-market unrealized gain on derivatives, stock-based compensation expense and non-cash interest expense on a total and a per share basis for the quarter ended December 31, 2008. We discuss adjusted net income excluding the non-cash after-tax items comprised of the impairment of oil and natural gas properties, mark-to-market unrealized loss on derivatives, stock-based compensation expense, non-cash interest expense, impairment of investment, non-cash contribution expense and bad debt expense on a total and a per share basis for the year ended December 31, 2009. We also discuss adjusted net income excluding the non-cash after-tax items comprised of the impairment of oil and natural gas properties, non-cash loss on early extinguishment of debt, loss on early settlement of interest rate swaps, mark-to-market unrealized gain on derivatives, stock-based compensation expense and non-cash interest expense on a total and a per share basis for the year ended December 31, 2008. We believe that this information will help investors compare results between periods and identify operating trends that would otherwise be masked by the non-cash after-tax items. The most comparable GAAP financial measure, net loss, and information reconciling the GAAP and non-GAAP measures were also included in the press release.
     We discuss adjusted revenue including the impact of realized hedges for the quarters ended December 31, 2008 and 2009 and for the years ended December 31, 2008 and 2009. We believe that this information will help investors understand our actual results, which are impacted by our natural gas and oil derivatives. The most comparable GAAP financial measure, revenue, and information reconciling the GAAP and non-GAAP measures were also included in the press release.
     None of the information furnished in Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 2.02 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 2.02 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 10, 2010 Announcing Financial Results for the Fourth Quarter and Full Year 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

Date: March 10, 2010

EXHIBIT INDEX

99.1	Press Release dated March 10, 2010 Announcing Financial Results for the Fourth Quarter and Full Year 2009.